UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 29, 2013

KULICKE AND SOFFA INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	000-00121	23-1498399
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6 Serangoon North, Avenue 5, #03-16, Singapore	554910
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 784-7518

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On January 29, 2013, Kulicke and Soffa Industries, Inc. (the “Company”) issued a press release announcing its financial results for its first fiscal quarter ended December 29, 2012. A copy of this press release is furnished as Exhibit 99.1 to this report, and is incorporated by reference into this Item 2.02 as if fully set forth herein.

The press release contains disclosure of net income and net income per share excluding an adjustment related to the Company’s RISC (Research Incentive Scheme for Companies) grant (“adjusted net income”). The Company’s management views the negative impact of the adjustment as anomalous and not indicative of the Company’s ongoing operating performance. The Company’s management believes adjusted net income gives investors a useful tool to assess and understand the Company’s overall financial performance, especially when comparing results with previous periods or forecasting performance for future periods, primarily because it excludes an item that the Company believes is not reflective of its ongoing operating performance, allowing for a better period-to-period comparison of core operations and growth of the Company. Additionally, the Company’s management uses adjusted net income as one measure of the Company’s performance. The adjusted net income measure does not provide investors with an accurate measure of the actual net income earned by the Company and should not be considered a substitute for net income as determined in accordance with GAAP.

The information in this report, furnished under “Item 2.02 Results of Operations and Financial Condition,” shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated January 29, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 29, 2013	KULICKE AND SOFFA INDUSTRIES, INC.

	By:	/s/ Jonathan H. Chou
	Name:	Jonathan H. Chou
	Title:	Senior Vice President, Chief Financial Officer
and Principal Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated January 29, 2013.